Exhibit 10.1

INDEMNIFICATION AGREEMENT

This Indemnification Agreement, dated as of [                 , 20    ] (this “Agreement”), is between Etsy, Inc., a Delaware corporation (“Etsy”), and [                    ] (“Indemnitee”).

RECITALS

A. Etsy’s Board of Directors (the “Board”) believes that qualified persons are reluctant to serve as directors and officers of publicly-held corporations unless they are given protection against the risks of being involved in actions, suits and proceedings as a result of their service;

B. The Board believes that, in order to attract and retain qualified directors and officers, Etsy must provide them protection against the risks of being involved in actions, suits and proceedings as a result of their service; and

C. Etsy desires to provide the Indemnitee the contractual rights to indemnification and advancement of expenses set forth in this Agreement.

Etsy and Indemnitee covenant and agree as follows:

Section 1. Definitions. As used in this Agreement:

(a) “agent” means any person who (i) is or was a director, officer or employee of Etsy, (ii) is or was a director, officer, employee or agent of a subsidiary of Etsy, or (iii) is or was serving at the request of Etsy or any subsidiary of Etsy as a director, officer, employee, member, manager, partner, fiduciary or agent of any other Enterprise.

(b) “Beneficial Owner” has the meaning given to such term in Rule 13d-3 under the Exchange Act, except that “Beneficial Owner” will exclude any Person otherwise becoming a Beneficial Owner by reason of the stockholders of Etsy approving a merger of Etsy with another entity.

(c) A “Change in Control” will occur upon the earliest date and time at which an Acquisition of Stock by Third Party, a Change in the Board, a Corporate Transaction, a Liquidation or a Significant Event occurs. For purposes of this Section 1(c):

i. an “Acquisition of Stock by Third Party” will occur when any Person (as defined below), other than any Person who is a Beneficial Owner of fifteen percent (15%) or more of the voting power of Etsy’s outstanding voting securities on the date of this Agreement, becomes the Beneficial Owner of fifteen percent (15%) or more of the voting power of Etsy’s outstanding voting securities, unless the change in relative Beneficial Ownership of Etsy’s securities by any Person results solely from a reduction in the aggregate number of outstanding voting securities;

ii. a “Change in the Board” will occur if, during any period of two (2) consecutive years after the date of this Agreement, the individuals who at the beginning of the period were members of the Board, together with any new director (other than a director designated by a Person who has entered into an agreement with Etsy to effect an Acquisition of Stock by Third Party, a Corporate Transaction or a Liquidation) whose election by the Board or nomination for election by Etsy’s stockholders was approved by a vote of at least two-thirds of the directors then in office who either were directors at the beginning of the period or whose election or nomination for election was previously so approved, cease to represent a majority of the members of the Board;

iii. a “Corporate Transaction” will occur upon the effective date of a merger or consolidation of Etsy with any other entity (other than any merger or consolidation that would result in the voting securities of Etsy outstanding immediately prior to the merger or consolidation continuing to represent (either by remaining outstanding or being converted into voting securities of the surviving entity or the parent of the surviving entity) more than 50% of the combined voting power of the voting securities of the surviving entity (or the parent of the surviving entity) outstanding immediately after such merger or consolidation and with the power to elect a majority of the board of directors or other governing body of the surviving entity (or the parent of the surviving entity);

iv. a “Liquidation” will occur upon the stockholders’ approval of a liquidation or dissolution of Etsy or an agreement for Etsy’s sale, lease, exchange or disposition of all or substantially all of its assets; and

v. a “Significant Event” will occur upon any the occurrence of any other event that would be required to be reported in response to Item 6(e) of Schedule 14A of Regulation 14A promulgated under the Exchange Act (as defined below), regardless of whether Etsy is then subject to such reporting requirement.

(d) “Corporate Status” describes the status of a person who is or was an agent.

(e) “Court” means the Delaware Court or any other court of competent jurisdiction in which a Proceeding is brought, as applicable.

(f) “Delaware Court” means the Court of Chancery of the State of Delaware.

(g) “DGCL” means the General Corporation Law of the State of Delaware.

(h) “Determination Party” means the party selected in accordance with Section 10(a) of this Agreement to make the determination as to whether the Indemnitee is entitled to indemnification under this Agreement.

(i) “Disinterested Director” means a director of Etsy who is not and was not named as a party in the Proceeding as to which the Indemnitee is seeking indemnification under this Agreement.

(j) “Enterprise” means any corporation, limited liability company, partnership, joint venture, trust, employee benefit plan or other enterprise that the Indemnitee is or was serving at the request of Etsy as an agent.

(k) “Etsy Proceeding” means any Proceeding brought by or in the right of Etsy to procure a judgment in its favor.

(l) “Exchange Act” means the Securities Exchange Act of 1934, as amended.

(m) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of experts and other professionals, witness fees, travel expenses, duplicating costs, printing and binding costs, telephone charges, postage, delivery service fees, federal, state, local or foreign taxes imposed on Indemnitee as a result of the actual or deemed receipt of any payments under this Agreement, ERISA excise taxes and penalties and all other disbursements or expenses that are customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, or participating in, a Proceeding. The term “Expenses” also includes all Expenses incurred in connection with any appeal resulting from any Proceeding, including the premium, security for and other costs relating to any cost bond, supersedeas bond or other appeal bond. The parties agree that all Expenses for which the Indemnitee has made written demand for advancement of Expenses under this Agreement will be conclusively presumed to be reasonable if the Indemnitee’s counsel certifies in an affidavit that such Expenses are reasonable in counsel’s good faith judgment. The term “Expenses” does not include any amounts that the Indemnitee pays in settlement of a Proceeding or the amount of any judgments or fines imposed on the Indemnitee in any Proceeding.

(n) “to the fullest extent permitted by applicable law” includes, but is not limited to:

i. the fullest extent permitted by the provision of the DGCL that authorizes or contemplates additional indemnification by agreement, or the corresponding provision of any amendment to or replacement of the DGCL; and

ii. the fullest extent authorized or permitted by any amendments to or replacements of the DGCL adopted after the date of this Agreement that increase the extent to which a corporation may indemnify its officers and directors.

(o) “Independent Counsel” means a law firm, or a member of a law firm, that is experienced in matters of corporation law and is not at the time of appointment or has not during the preceding five years been retained to represent Etsy or the Indemnitee in any matter material to either such party (other than as Independent Counsel with respect to matters concerning Indemnitee under this Agreement, or other indemnitees under similar indemnification agreements). No person who would have a conflict of interest under applicable rules of professional conduct in representing either Etsy or the Indemnitee in an action to determine the Indemnitee’s rights under this Agreement may serve as Independent Counsel. Etsy agrees to pay the reasonable fees and expenses of the Independent Counsel and to indemnify the Independent Counsel against any and all Expenses, claims, liabilities and damages arising out of or relating to this Agreement or the Independent Counsel’s engagement under this Agreement.

(p) “Person” has the meaning given to it under Sections 13(d) and 14(d) of the Exchange Act, except that the term excludes (i) Etsy, (ii) any trustee or other fiduciary holding securities under an employee benefit plan of Etsy and (iii) any corporation owned, directly or indirectly, by the stockholders of Etsy in substantially the same proportions as their ownership of stock of Etsy.

(q) “Proceeding” means any threatened, pending or completed action, suit, claim, counterclaim, cross claim, arbitration, mediation, alternate dispute resolution mechanism, investigation, inquiry, administrative hearing or any other actual, threatened or completed proceeding, whether brought in the right of Etsy or otherwise and whether of a civil, criminal, administrative, legislative or investigative (formal or informal) nature, including any appeal and any Proceeding pending as of the date of this Agreement.

(r) Reference to “fines” include any excise tax assessed with respect to any employee benefit plan; references to “serving at the request of Etsy” includes any service as an agent of Etsy which imposes duties on, or involves services by, such agent with respect to an employee benefit plan, its participants or beneficiaries; and a person who acted in good faith and in a manner Indemnitee reasonably believed to be in the best interests of the participants and beneficiaries of an employee benefit plan will be deemed to have acted in a manner “not opposed to the best interests of Etsy” as referred to in this Agreement.

(s) “Standard of Conduct” means that the Indemnitee acted in good faith and in a manner she reasonably believed to be in or not opposed to the best interests of Etsy and, in the case of a criminal Proceeding, had no reasonable cause to believe that her conduct was unlawful.

(t) “Third-Party Proceeding” means any Proceeding other than an Etsy Proceeding.

Section 2. Indemnity in Third-Party Proceedings. If Indemnitee is made a party to or is a participant in, or is threatened to be made a party to or participant in, any Third-Party Proceeding by reason of her Corporate Status, Etsy will indemnify her to the fullest extent permitted by applicable law against all Expenses, judgments, fines, penalties and amounts paid in settlement that the Indemnitee actually and reasonably incurred in connection with the Third-Party Proceeding, as long as she met the Standard of Conduct.

Section 3. Indemnity in Etsy Proceedings. If Indemnitee is made a party to or is a participant in, or is threatened to be made a party to or participant in, any Etsy Proceeding by reason of her Corporate Status, Etsy will indemnify her to the fullest extent permitted by applicable law against all Expenses that she actually and reasonably incurred in connection with the Etsy Proceeding, as long as she met the Standard of Conduct. Etsy will not, however, indemnify the Indemnitee under this Section 3 for Expenses related to any claim, issue or matter as to which the Indemnitee is finally adjudged liable to Etsy unless and to the extent the Court determines that indemnification may be made in view of all the circumstances of the case.

Section 4. Indemnification for Expenses of a Party Who is Wholly or Partly Successful. Notwithstanding the other provisions of this Agreement, if the Indemnitee is wholly or partly successful (on the merits or otherwise) in her defense of any claim, issue or matter in any Proceeding to which she is a party or participant by reason of her Corporate Status, Etsy will indemnify her against all Expenses that she actually and reasonably incurred related to each successfully resolved claim, issue or matter (including any claim, issue or matter related to the successfully resolved claim, issue or matter) to the fullest extent permitted by applicable law. Etsy agrees that the termination of any claim, issue or matter in any Proceeding by dismissal, with or without prejudice, will be considered a successful result as to the claim, issue or matter.

Section 5. Indemnification For Expenses of a Witness. Notwithstanding any other provision of this Agreement, if the Indemnitee, due to her Corporate Status, is asked or required to be a witness or participant in any Proceeding to which she is not a party, Etsy will indemnify her against all Expenses that she actually and reasonably incurred in connection with the Proceeding to the fullest extent permitted by applicable law.

Section 6. Additional Indemnification. Notwithstanding any limitation in Sections 2, 3, 4 or 5, Etsy will indemnify Indemnitee to the fullest extent permitted by applicable law if Indemnitee is, or is threatened to be made, a party to or a participant in any Proceeding by reason of her Corporate Status against all Expenses, judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by Indemnitee or on her behalf in connection with the Proceeding or any claim, issue or matter in the Proceeding, including, without limitation, all liability arising out of the negligence or active or passive wrongdoing of Indemnitee.

Section 7. Exclusions. Notwithstanding any other provision of this Agreement, Etsy will not be obligated under this Agreement to make any indemnification payment (or to advance any Expenses) under this Agreement in connection with:

(a) any claim involving Indemnitee

i. for which payment has actually been made to or on behalf of Indemnitee under any insurance policy or other indemnity provision, except with respect to any excess beyond the amount paid under any insurance policy or other indemnity provision, except as set forth in Section 13(b);

ii. for (A) an accounting of profits made from the Indemnitee’s purchase and sale (or sale and purchase) of Etsy’s securities within the meaning of Section 16(b) of the Exchange Act or any similar provisions of state statutory law or common law, (B) the Indemnitee’s reimbursement to Etsy of any bonus or other incentive-based or equity-based compensation or of any profits that the Indemnitee realized from the sale of Etsy’s securities, as required in each case under the Exchange Act (including any such reimbursements that arise from an accounting restatement of Etsy pursuant to Section 304 of the Sarbanes-Oxley Act of 2002 (the “Sarbanes-Oxley Act”) or the Indemnitee’s payment to Etsy of profits arising from the Indemnitee’s purchase and sale of securities in violation of Section 306 of the Sarbanes-Oxley Act) or (C) the Indemnitee’s reimbursement to Etsy of any compensation pursuant to any compensation recoupment or clawback policy adopted by the Board or the compensation committee of the Board, including any policy adopted to comply with stock exchange listing requirements implementing Section 10D of the Exchange Act;

(b) except for any Proceeding brought by the Indemnitee to enforce her rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by Etsy, any Proceeding (or any part of any Proceeding) that the Indemnitee has initiated against Etsy or its agents or other indemnitees, unless the Board approved the Proceeding (or any part of any Proceeding) before the Indemnitee initiated the Proceeding (or part of the Proceeding).

Section 8. Advances of Expenses.

(a) Etsy will advance the Expenses that the Indemnitee incurs in connection with any Proceeding within thirty (30) days after Etsy receives a statement requesting an advancement of Expenses. Any advancement of Expenses that Etsy makes to the Indemnitee under this Section 8 will be unsecured and will be interest-free.

(b) The Indemnitee will qualify for an advancement of Expenses upon her execution and delivery of this Agreement. The Indemnitee’s execution and delivery of this Agreement constitutes her agreement to repay, without interest, the amounts advanced to her to the extent it is ultimately determined that she is not entitled to be indemnified by Etsy for the amounts that she has been advanced. No other form of undertaking will be required for an advancement of Expenses other than the execution of this Agreement.

(c) Except for any Proceeding by the Indemnitee to enforce her rights under this Agreement or under any directors’ and officers’ liability insurance policies maintained by Etsy, Etsy will not be required to advance the Expenses incurred by Indemnitee in any Proceeding (or part of any Proceeding) that the Indemnitee has initiated against Etsy or any of its agents or other indemnitees, unless the Board approved the Proceeding (or part of the Proceeding) before the Indemnitee initiated the Proceeding (or part of the Proceeding).

Section 9. Procedure for Notification.

(a) To obtain indemnification or advancement of Expenses under this Agreement, the Indemnitee must provide Etsy a written request for indemnification or an advancement of Expenses. The Indemnitee’s written request must be provided as soon as reasonably practicable after the Indemnitee receives written notice of the matter for which she is seeking indemnification or an advancement of Expenses. The failure to notify Etsy will not relieve Etsy of any obligation it may have to Indemnitee under this Agreement or otherwise unless (and only to the extent that) the failure or resulting delay materially prejudices Etsy.

(b) The Indemnitee’s written request must include a description of the Proceeding and the facts underlying the Proceeding, together with all of the documentation and other information available to the Indemnitee that is reasonably necessary for Etsy to determine the Indemnitee’s rights to indemnification after the final disposition of the Proceeding.

Section 10. Procedure Upon Application for Indemnification.

(a) After Etsy receives the Indemnitee’s written request for indemnification, a determination, if required by applicable law, as to the Indemnitee’s entitlement to indemnification will be made in the specific case:

i. if a Change in Control has occurred, by Independent Counsel selected by the Indemnitee; or

ii. if a Change in Control has not occurred, (A) by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (B) by a committee of Disinterested Directors designated by a majority vote of the Disinterested Directors, even though less than a quorum of the Board, (C) if there are no Disinterested Directors or, if the Disinterested Directors so direct, by Independent Counsel selected by the Board or (D) if directed by the Board, by the stockholders of Etsy.

(b) Etsy will give the Indemnitee prompt written notice of any determination as to whether the Indemnitee is entitled to indemnification. If the Determination Party denies the Indemnitee’s request for indemnification, Etsy will provide the Indemnitee a written summary of the basis for the denial.

(c) If the Determination Party determines that the Indemnitee is entitled to indemnification under this Agreement, Etsy will make the indemnification payment to the Indemnitee within ten (10) days after the determination is made. The Indemnitee will cooperate with the Determination Party, including by providing, at the Determination Party’s reasonable request, any documents, materials or other information (other than any privileged documents, materials or information) that are reasonably available to Indemnitee. Etsy will bear any costs or Expenses that the Indemnitee incurs in cooperating with the Determination Party.

Section 11. Presumptions and Effect of Certain Proceedings.

(a) The Determination Party will presume that the Indemnitee is entitled to indemnification under this Agreement. That a Determination Party has not made a determination as to whether the Indemnitee has met the Standard of Conduct or any other applicable standard of conduct necessary to establish that she is entitled to indemnification may not be used as a defense to Etsy’s obligation to indemnify the Indemnitee under this Agreement, nor will that create a presumption that the Indemnitee has not met the Standard of Conduct or any other applicable standard of conduct. Likewise, that a Determination Party has determined that the Indemnitee has not met the Standard of Conduct or any other applicable standard of conduct necessary to establish that she is entitled to indemnification will not be used as a defense to Etsy’s obligation to indemnify the Indemnitee under this Agreement, nor will that create a presumption that Indemnitee has not met the Standard of Conduct. For purposes of determining whether the Indemnitee has met the Standard of Conduct, the Indemnitee will be deemed to have acted in good faith if her action was based on her reliance on (i) the books and records of Etsy or other applicable Enterprise, (ii) any information that the directors or officers of Etsy or applicable Enterprise provided to the Indemnitee, (iii) the advice of legal counsel for Etsy or applicable Enterprise or (iv) any information, records, reports, opinions or statements of any accountant, appraiser, financial advisor or other expert selected with reasonable care by or on behalf of Etsy or other applicable Enterprise. The provisions of this Section 11(a) shall not be deemed to be exclusive or to limit in any way the other circumstances in which Indemnitee may be deemed to have met the applicable standard of conduct set forth in this Agreement.

(b) If the Determination Party does not make a determination within sixty (60) days after Etsy receives the Indemnitee’s request for indemnification, the Indemnitee will be deemed to have met the Standard of Conduct unless the Indemnitee has made a material misstatement or omission in connection with her request for indemnification or applicable law prohibits indemnification. The 60-day period may be extended for a period of up to thirty (30) days if the Determination Party decides in good faith that additional time is needed to make the determination. If Etsy’s stockholders (in accordance with Section 10(a)(ii)(D)) or Independent Counsel are serving as the Determination Party, the provisions of this Section 11(b) will not apply.

Section 12. Remedies of Indemnitee.

(a) If (i) the Determination Party determines that the Indemnitee is not entitled to indemnification under this Agreement, (ii) an advancement of Expenses is not timely made pursuant to Section 8 of this Agreement, (iii) a Determination Party does not make a determination as to the Indemnitee’s entitlement to indemnification within ninety (90) days after Etsy receives the Indemnitee’s request for indemnification under this Agreement, (iv) Etsy does not make a payment of indemnification under Sections 4 or 5 within ten (10) days after Etsy receives the Indemnitee’s request for indemnification under Sections 4 or 5 of this Agreement, (v) Etsy does not make a payment of indemnification pursuant to Sections 2, 3 or 6 of this Agreement within ten (10) days after the Determination Party has determined that the Indemnitee is entitled to indemnification under this Agreement or (vi) Etsy or any other person takes or threatens to take any action to declare this Agreement void or unenforceable, or institutes Proceeding designed to deny, or to recover from, the Indemnitee the benefits provided to the Indemnitee under this Agreement, the Indemnitee will be entitled to an adjudication of the Indemnitee’s entitlement to indemnification or an advancement of Expenses under this Agreement.

(b) If the Determination Party determines that the Indemnitee is not entitled to indemnification under this Agreement, any judicial proceeding that the Indemnitee commences to enforce her rights to indemnification will be conducted as a de novo trial on the merits.

(c) In any judicial proceeding that the Indemnitee commences to enforce her rights to indemnification or advancement of Expenses under this Agreement, Etsy will have the burden of proving Indemnitee is not entitled to indemnification or advancement of Expenses.

(d) If the Determination Party determines that the Indemnitee is entitled to indemnification under this Agreement, Etsy will be bound by the determination in any judicial proceeding that the Indemnitee commences to enforce her rights to indemnification under this Agreement, unless the Indemnitee has misstated or omitted a material fact in connection with her request for indemnification or the indemnification is prohibited by applicable law.

(e) Notwithstanding anything in this Agreement to the contrary, no determination as to the entitlement of Indemnitee to indemnification under this Agreement will be required to be made before the final disposition of the Proceeding.

Section 13. Non-exclusivity; Survival of Rights; Insurance; Subrogation.

(a) The Indemnitee’s rights of indemnification and advancement of Expenses under this Agreement are not exclusive of any other rights that the Indemnitee may have under applicable law, Etsy’s certificate of incorporation or bylaws, any other agreement, any vote of stockholders, resolution of directors or otherwise. To the extent that a change in Delaware law, whether by statute or judicial decision, permits greater indemnification or advancement of Expenses than would be afforded currently under Etsy’s certificate of incorporation and bylaws and this Agreement, the parties intend that Indemnitee will enjoy the greater benefits afforded by the change, subject to the restrictions expressly set forth in this Agreement or Delaware law. If this Agreement, or any provision of this Agreement, is amended, altered or repealed, the amendment, alteration or repeal will not limit any right of the Indemnitee under this Agreement in respect of any action that she took or failed to take in her Corporate Status before the amendment, alteration or repeal.

(b) To the extent that Etsy maintains an insurance policy providing liability insurance for agents, the Indemnitee will be covered by the policy to the fullest extent of the coverage available for any agent under the policy. [Etsy acknowledges that Indemnitee has certain rights to indemnification and advancement of expenses provided by [            ] and certain of its affiliates (collectively, the “Secondary Indemnitors”). Etsy agrees that, as between Etsy and the Secondary Indemnitors, Etsy is fully and primarily responsible for amounts required to be indemnified or advanced under Etsy’s certificate of incorporation or bylaws or this Agreement, regardless of any right of recovery Indemnitee may have from Secondary Indemnitors for the same amounts. Etsy irrevocably waives, relinquishes and releases any right of contribution or subrogation or any other recovery of any kind against the Secondary Indemnitor with respect to the liabilities for which Etsy is primarily responsible under this Section 13(b). Etsy also agrees that no advancement or indemnification payment by any Secondary Indemnitor on behalf of Indemnitee shall affect the foregoing and, in the event of any payment by the Secondary Indemnitors of amounts otherwise required to be indemnified or advanced by Etsy under Etsy’s certificate of incorporation or bylaws or this Agreement, the Secondary Indemnitors shall be subrogated to the extent of such advancement or payment to all of the rights of recovery of the Indemnitee against Etsy and Indemnitee will execute all papers reasonably required and will do all things that may be reasonably necessary to secure such rights, including the execution of such documents as may be necessary to enable Indemnitee-related entities effectively to bring suit to enforce such rights. Etsy and Indemnitee agree that the Secondary Indemnitors are express third-party beneficiaries of the terms of this Section 13(b).]1

(c) [Except as set forth in Section 13(b),]2 If Etsy makes any payment under this Agreement, Etsy will be subrogated to the extent of such payment to all of the rights of recovery of the Indemnitee. The Indemnitee agrees to execute all documents and instruments and take all other action necessary to enable Etsy to bring suit to enforce its subrogation rights.

(d) [Except as set forth in Section 13(b),]3 (i) Etsy will not be liable under this Agreement to make any payment of amounts otherwise indemnifiable under this Agreement (or for which advancement is provided under this Agreement) if and to the extent that Indemnitee has otherwise actually received the payment under any insurance policy, other contract or agreement or otherwise; and (ii) Etsy’s obligation to indemnify the Indemnity or advance Expenses to the Indemnitee under this Agreement will be reduced by any amount the Indemnitee actually receives as indemnification or advancement of Expenses from any other corporation, limited liability company, partnership, joint venture, trust or other enterprise.

[1]	For directors who have indemnification agreements with venture capital funds.
[2]	Id.
[3]	Id.

(e) To the fullest extent permitted by applicable law, if the indemnification provided for in this Agreement is unavailable to Indemnitee, Etsy, instead of indemnifying Indemnitee, will contribute to the amounts incurred by Indemnitee, whether for Expenses, judgments, penalties, fines or amounts paid or to be paid in settlement, in connection with any claim relating to an indemnifiable event under this Agreement, in such proportion as is deemed fair and reasonable in light of all of the circumstances of such Proceeding in order to reflect (i) the relative benefits received by Etsy and Indemnitee as a result of the events and transactions giving rise to such Proceeding; and/or (ii) the relative fault of Indemnitee and Etsy (and its other directors, officers, employees and agents) in connection with such events and transactions. The relative fault of Etsy and Indemnitee shall be determined by reference to, among other things, the parties’ relative intent, knowledge, access to information and opportunity to correct or prevent the circumstances resulting in such Expenses and other amounts paid or to be paid.

Section 14. Duration of Agreement. This Agreement will continue until and terminate upon the later of: (a) ten (10) years after the date that Indemnitee ceases to serve as an agent or (b) one (1) year after the final termination of any Proceeding in respect of which Indemnitee is granted rights of indemnification or advancement of Expenses under this Agreement and of any Proceeding commenced by the Indemnitee to enforce her rights under this Agreement. The Indemnitee’s rights of indemnification and advancement of Expenses under this Agreement will be binding upon the parties to this Agreement and their respective successors and assigns (including any direct or indirect successor by purchase, merger, consolidation or otherwise to all or substantially all of the business or assets of Etsy) and will continue as to an Indemnitee who has ceased to be an agent. The Indemnitee’s rights to indemnification and advancement of Expenses under this Agreement will inure to the benefit of Indemnitee and her spouse, assigns, heirs, devisees, executors and administrators and other legal representatives.

Section 15. Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable for any reason whatsoever: (a) the validity, legality and enforceability of the remaining provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will not in any way be affected or impaired and will remain enforceable to the fullest extent permitted by applicable law; (b) such provision will be deemed reformed to the extent necessary to conform to applicable law and to give the maximum effect to the intent of the parties; and (c) to the fullest extent possible, the provisions of this Agreement (including, without limitation, each portion of any Section of this Agreement containing any such provision held to be invalid, illegal or unenforceable, that is not itself invalid, illegal or unenforceable) will be construed so as to give effect to the intent manifested in this Agreement.

Section 16. Modification and Waiver. This Agreement may not be amended, modified, waived or supplemented unless both Etsy and the Indemnitee sign a written instrument setting forth the amendment, modification, waiver or supplement.

Section 17. Notices. All communications (including notices) under this Agreement will be in writing and will be deemed to have been duly given if (a) delivered by hand and receipted for by the party to whom the communication is directed, (b) mailed by certified or registered mail with postage prepaid on the third business day after the date on which it is mailed, (c) mailed by reputable overnight courier and receipted for by the party to whom the communication is directed or (d) sent by facsimile transmission, with receipt of oral confirmation that the transmission was received:

(a) If to Indemnitee, at the address indicated on the signature page of this Agreement or such other address as Indemnitee provides to Etsy.

(b) If to Etsy to

Etsy, Inc.

55 Washington Street

Suite 512

Brooklyn, NY 11201

Attention: General Counsel

With a copy (which will not constitute notice) to:

Gunderson Dettmer Stough Villeneuve Franklin & Hachigian, LLP

220 West 42nd Street

17th Floor

New York, NY 10036

Attention: Kenneth R. McVay, Esq.

or to any other address as may have been furnished to Indemnitee by Etsy.

Section 18. Applicable Law and Consent to Jurisdiction. This Agreement will be governed by the laws of the State of Delaware, without regard to its conflict of laws rules. Etsy and the Indemnitee (i) agree that any action or proceeding arising out of or in connection with this Agreement may be brought only in the Delaware Court, (ii) consent to submit to the exclusive jurisdiction of the Delaware Court for purposes of any action or proceeding arising out of or in connection with this Agreement, (iii) in the case of Etsy, appoint, to the extent such party is not otherwise subject to service of process in the State of Delaware, irrevocably The Corporation Trust Company, 1209 Orange Street, City of Wilmington, County of New Castle, 19801 as its agent in the State of Delaware as such party’s agent for acceptance of legal process in connection with any such action or proceeding against such party with the same legal force and validity as if served upon such party personally within the State of Delaware, (iv) waive any objection to the laying of venue of any such action or proceeding in the Delaware Court and (v) waive, and agree not to plead or to make, any claim that any such action or proceeding brought in the Delaware Court has been brought in an improper or inconvenient forum.

Section 19. Identical Counterparts. This Agreement may be executed in counterparts.

Section 20. Miscellaneous. Use of the feminine pronoun will be deemed to include usage of the masculine pronoun where appropriate. The headings of this Agreement are inserted for convenience only and may not be used to construe the terms of this Agreement.

The parties have entered into this Indemnification Agreement as of the date set forth in the first paragraph.

Etsy, Inc.	INDEMNITEE

By:
Name:	Name:
Office:	Address: